EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

American Graphics, Inc., incorporated under the laws of Georgia;

Cadmus Direct Marketing, Inc., incorporated under the laws of North Carolina;

Cadmus Financial Distribution, Inc., incorporated under the laws of Virginia;

Cadmus Interactive, Inc., incorporated under the laws of Georgia;

Cadmus Investment Corporation, incorporated under the laws of Delaware;

Cadmus Journal Services, Inc., incorporated under the laws of Virginia;

Cadmus Marketing Group, Inc., incorporated under the laws of Virginia;

Cadmus Marketing, Inc., incorporated under the laws of Virginia;

Cadmus O'Keefe Marketing, Inc., incorporated under the laws of Virginia

Cadmus Printing Group, Inc. incorporated under the laws of Virginia;

Cadmus Publishing Group, Inc., incorporated under the laws of Virginia;

Cadmus Publishing Holding Corporation, incorporated under the laws of Delaware;

Cadmus Technology Solutions, Inc., incorporated under the laws of Virginia;

E-DOCSM, Inc., incorporated under the laws of Pennsylvania;

Electronic Document Services, Inc., incorporated under the laws of Pennsylvania;

Expert Graphics, Inc., incorporated under the laws of Virginia;

Garamond/Pridemark Press, Inc., incorporated under the laws of Maryland;

Lancaster Information Group, Inc., incorporated under the laws of Delaware;

Lancaster Information Group, Inc., incorporated under the laws of Pennsylvania;

Lancaster Press, Inc., incorporated under the laws of Delaware;

Marblehead Communications, Inc., incorporated under the laws of Delaware;

Three Score, Inc., incorporated under the laws of Georgia;

Vaughan Printers, Incorporated, incorporated under the laws of Florida;

VSUB Holding Company, incorporated under the laws of Virginia;

Washburn Graphics, Inc., incorporated under the laws of North Carolina;

Washburn of New York, Inc., incorporated under the laws of New York; and

The William Byrd Press, Incorporated, incorporated under the laws of Virginia.